UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2022

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2022 (Hong Kong time), Wynn Resorts (Macau) S.A ("WRM") and Palo Real Estate Company Limited ("Palo"), indirect subsidiaries of Wynn Resorts, Limited entered into the property transfer agreements (the "Property Transfer Agreements") with the government of the Macau Special Administrative Region of the People’s Republic of China ("Macau"), pursuant to which:

(i) WRM and Palo will revert the casino areas (the “Casino Areas”) in Wynn Macau and Wynn Palace as designated by the Gaming Inspection and Coordination Bureau of Macau and the relevant gaming equipment to the Macau government without compensation and free of encumbrance on December 31, 2022 pursuant to the Macau Law No. 16/2001 (the “Macau Gaming Law”), as amended by Law No. 7/2022 and the gaming concession contract entered into between WRM and the Macau government on 24 June 2002; and

(ii) upon the above reversion of the Casino Areas and the relevant gaming equipment to the Macau government, the Macau government has agreed to transfer of the Casino Areas and the relevant gaming equipment back to WRM for use of its operation of games of chance in Wynn Macau and Wynn Palace beginning on January 1, 2023 and expiring upon the expiration of the gaming concession contract. WRM will pay the Macau government an annual amount calculated based on: (i) MOP750 (equivalent to approximately $93) per square meter of the Casino Areas for the first year in March 2023, as adjusted annually in accordance with the average price index in Macau pursuant to the Macau Gaming Law for the second and third year payable in March 2024 and March 2025, respectively; and (ii) MOP2,500 (equivalent to approximately $311) per square meter of the Casino Areas for the fourth year in March 2026, as adjusted annually for the remaining years payable in March each year in accordance with the average price index in Macau pursuant to the Macau Gaming Law.

The foregoing summary of the Property Transfer Agreements is not complete and is qualified in its entirety by reference to the full and complete text of the Property Transfer Agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2022 to be filed with the SEC.

Item 7.01	Regulation FD Disclosure.

On December 30, 2022 (Hong Kong time), Wynn Macau, Limited ("WML"), an indirect subsidiary of Wynn Resorts, Limited with its ordinary shares of common stock listed on The Stock Exchange of Hong Kong Limited (the "HKSE"), filed with the HKSE an announcement that on December 30, 2022, WRM and Palo entered into the Property Transfer Agreements with the Macau government. The announcement is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

99.1	Announcement of Wynn Macau, Limited, dated December 30, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: December 30, 2022	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer
(Principal Financial and Accounting Officer)